UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2012

PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On April 27, 2012, Pilgrim's Pride Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The following proposals were submitted to a vote of the stockholders of the Company at the Annual Meeting:

1.	The election of six JBS Directors to the Board of Directors.

2.	The election of two Equity Directors to the Board of Directors.

3.	A stockholder advisory vote on executive compensation.

4.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 30, 2012.
Board of Director Election Results
The stockholders of the Company elected all eight of the Company's nominees for director at the Annual Meeting pursuant to the following votes:

Name	For	Withheld	Broker Non-Votes
Wesley Mendonça Batista	207,076,199	11,828,982	23,272,241
Joesley Mendonça Batista	201,531,719	17,373,462	23,272,241
Don Jackson	207,143,647	11,761,534	23,272,241
William W. Lovette	208,203,797	10,701,384	23,272,241
Marcus Vinicius Pratini de Moraes	218,438,980	466,201	23,272,241
Wallim Cruz De Vasconcellos Junior	218,258,147	647,034	23,272,241
Michael L. Cooper	218,264,488	640,693	23,272,241
Charles Macaluso	218,442,438	462,743	23,272,241
Stockholder Advisory Vote on Executive Compensation
The stockholders of the Company approved, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed in the Company's proxy statement for the Annual Meeting, including the compensation discussion and analysis, compensation tables and narrative discussion.

For	Against	Abstain	Broker Non-Votes
212,158,993	6,581,983	164,205	23,272,241
Ratification of KPMG LLP as the Company's Independent Registered Public Accounting Firm
The appointment of KPMG LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 30, 2012 was ratified at the Annual Meeting. The votes were cast as follows:

For	Against	Abstain
241,061,945	639,945	475,532

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION
Date: May 3, 2012	By: /s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer